EXHIBIT 5.1


VEDDER PRICE                           VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                       222 NORTH LASALLE STREET
                                       CHICAGO, ILLINOIS 60601
                                       312-609-7500
                                       FACSIMILE: 312-609-5005

                                       A PARTNERSHIP INCLUDING VEDDER, PRICE,
                                       KAUFMAN & KAMMHOLZ, P.C.
                                       WITH OFFICES IN CHICAGO, NEW YORK CITY
                                       AND LIVINGSTON, NEW JERSEY


                                       October 8, 2002


Irwin Financial Corporation            IFC Capital Trust VI
500 Washington Street                  500 Washington Street
Columbus, IN  47201                    Columbus, IN  47201


         Re:      Registration Statement on Form S-3
                  ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Irwin Financial Corporation, an Indiana corporation (the "Company"), and IFC Capital Trust VI, a statutory trust created under the laws of Delaware ("Capital Trust"), in connection with the issuance of Trust Preferred Securities and the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on October 8, 2002 pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering additional Trust Preferred Securities to be issued by Capital Trust and the related Guarantee and the Junior Subordinated Debentures to be issued by the Company to Capital Trust. All capitalized terms not otherwise defined herein have the meanings set forth in the Registration Statement.

         In rendering this opinion, we have reviewed: (i) the form of Amended and Restated Trust Agreement to be entered into by and among the Company, the Delaware Trustee, the Property Trustee and the Administrative Trustees (the "Trust Agreement"), pursuant to which the Preferred Securities are to be issued;
(ii) the form of Indenture to be entered into by and between the Company and the Trustee (the "Indenture") which will govern the Junior Subordinated Debentures to be issued by the Company; (iii) the form of Preferred Securities Guarantee Agreement to be entered into by and between the Company and the Guarantee Trustee (the "Guarantee Agreement"), pursuant to which the Company will guarantee certain obligations of the Trust with respect to the Preferred Securities; and (iv) the form of the Restated Articles of Incorporation of the Company.

         In so acting, we have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed as follows:

Irwin Financial Corporation
IFC Capital Trust VI
October 8, 2002
Page 2

         Based upon the foregoing, we are of the following opinions:

         1. The execution and delivery by the Company of each of the Trust Agreement, the Indenture and the Guarantee Agreement has been duly and validly authorized.

         2. The Junior Subordinated Debentures to be issued by the Company to Capital Trust, when issued in accordance with the terms of the Indenture as described in the Registration Statement at the time it becomes effective, constitute valid and binding obligations of the Company.

         3. The Guarantee Agreement, when provided by the Company in accordance with the terms described in the Registration Statement at the time it becomes effective and upon issuance of the Preferred Securities in accordance with the terms described in the Registration Statement, will constitute valid and binding obligations of the Company.

         In rendering the foregoing opinion, we have relied to the extent we deem appropriate on the opinion of Richards, Layton & Finger, special Delaware counsel to Capital Trust and the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                           Very truly yours,

                                           /S/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ